Exhibit 99.1

News Release

M.D.C. HOLDINGS ANNOUNCES 2012 SECOND QUARTER RESULTS

DENVER, COLORADO, Tuesday, July 31, 2012. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended June 30, 2012.

2012 Second Quarter Highlights and Comparisons to 2011 Second Quarter

•	Net income of $10.6 million, or $0.22 per diluted share, vs. net loss of $28.0 million, or $0.60 per diluted share

•	1,402 net new orders, up 32%

•	Backlog of 2,028 homes, up 42%; backlog dollar value up 52% to $657.5 million

•	Home sale revenues of $256.5 million, up 24%

•	861 homes closed, up 21%

•	Gross margin from home sales of 14.2% vs. 8.9%

•	No inventory impairment charges versus $8.6 million for the 2011 second quarter

•	Home gross margin before impairment charges, interest and warranty adjustments improved 200 basis points to 16.9%*

•	Homebuilding SG&A expenses of $39.2 million, a decrease of $9.9 million, or 20%

•	SG&A as a percentage of home sale revenues of 15.3%, an 850 basis point improvement

•	G&A expense included $3.8 million in litigation recoveries

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “I am pleased to announce a second quarter profit of $0.22 per share, with net income improving by nearly $40 million over the prior year. We believe that our favorable results are largely attributable to our implementation of several key strategic initiatives, which we announced over the past few quarters, combined with modest improvements in homebuilding and overall market conditions.”

Mizel continued, “We dramatically improved our operating leverage in the second quarter by accelerating our sales absorption pace and reducing overhead costs. These efforts drove a 21% year-over-year increase in new home deliveries and a 20% year-over-year reduction in our homebuilding SG&A costs. In addition, our interest expense decreased by $7.3 million for the second quarter, largely due to the debt reduction we undertook during the last half of 2011, and our impairment charges fell $8.6 million against a backdrop of stabilizing new home prices. As a result, our homebuilding segment achieved an operating profit for the first time in five years.”

Mr. Mizel concluded, “As the overall housing market has continued to show signs of recovery over the last several quarters, our efforts to improve our sales process, product offering and cancellation rate have helped us improve sales results. During the second quarter, net new orders increased 32% year-over-year to a five-year second quarter high, driven by a 24% improvement in our absorption pace per community and a 900 basis point reduction in our cancellation rate. With our quarter-end backlog up 42% over the prior year, we are well-positioned to achieve continued gains in operating leverage during the second half of 2012 and achieve our goal of reaching profitability for 2012.”

Homebuilding

Home sale revenues for the 2012 second quarter increased 24% to $256.5 million compared to $206.2 million for the prior year period. The increase in revenues resulted primarily from a 21% increase in homes closed to 861 homes as compared to 709 in the prior year. The Company’s average selling price for homes closed was $297,900, up 2% year-over-year compared to $290,800 for the prior year period, due to increases in most markets.

Gross margin from home sales for the 2012 second quarter was 14.2% versus 8.9% for the year earlier period. The 2012 second quarter did not include any inventory impairments or benefits related to warranty accrual adjustments. However, the 2011 second quarter included $8.6 million in inventory impairments and a $1.8 million benefit related to a warranty accrual reduction.

Excluding inventory impairments, warranty accrual adjustments and previously capitalized interest in cost of sales, adjusted gross margin from home sales was 16.9%* for the 2012 second quarter, compared to 14.9%* for the 2011 second quarter and up marginally compared to 16.7%* for the 2012 first quarter. The 200 basis point year-over-year improvement in the Company’s adjusted gross margin from home sales was driven by closing a significantly higher percentage of homes started with buyers under contract, which historically have been more profitable than homes started without a buyer under contract. In addition, our gross margin percentage benefited from a meaningful year-over-year reduction in incentives, partially offset by reduced customer spending on home upgrades, as we are including a higher level of upgrades in our base home price in communities across the country.

The Company’s 2012 second quarter homebuilding selling, general and administrative (“SG&A”) expenses decreased 20% to $39.2 million, compared to $49.2 million for 2011 second quarter, down 850 basis points as a percentage of home sale revenues to 15.3% versus 23.8% for the 2011 second quarter. The lower level of SG&A expenses and SG&A rate was primarily attributable to various cost reduction efforts, including lower compensation expense due to lower headcount, higher operating leverage from increased revenues and $3.8 million in legal recoveries.

Net new orders for the 2012 second quarter increased 32% to 1,402 homes, compared to 1,064 homes during the same period in 2011. The Company’s monthly sales absorption rate for the 2012 second quarter was 2.6 per community, compared to 2.1 per community for the 2011 second quarter. The Company’s cancellation rate for the 2012 second quarter was 20% versus 29% in the prior year second quarter.

The Company ended the 2012 second quarter with 2,028 homes in backlog, its highest backlog level since the 2007 third quarter, with an estimated sales value of $657.5 million, compared with a backlog of 1,424 homes with an estimated sales value of $433.5 million at June 30, 2011.

Financial Services

Income before taxes from our financial services segment for the 2012 second quarter was $6.7 million, compared to $3.1 million for the 2011 second quarter. The increase in pretax income primarily reflected a $4.4 million increase in our mortgage operations pretax income from $1.3 million in the 2011 second quarter to $5.7 million for the 2012 second quarter. The improvement in our mortgage profitability was driven largely by a $4.1 million increase in the gains on sales of mortgage loans due to favorable mortgage market conditions and a decrease in the level of special financing programs that we offered our homebuyers.

About MDC

Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 165,000 homebuyers. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville and Seattle. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-Q for the quarter ended June 30, 2012, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin
Vice President of Finance
(720) 977-3431
bob.martin@mdch.com

*	Please see “Reconciliation of Non-GAAP Financial Measures” on page 12.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per share amounts) (Unaudited)
Homebuilding:
Home sale revenues	$256,532	$206,163	$441,210	$369,546
Land sale revenues	1,815	2,565	3,405	2,769

Total home sale and land revenues	258,347	208,728	444,615	372,315

Home cost of sales	(220,220)	(179,097)	(378,874)	(320,078)
Land cost of sales	(1,718)	(1,741)	(3,208)	(1,758)
Inventory impairments	—	(8,633)	—	(8,633)

Total cost of sales	(221,938)	(189,471)	(382,082)	(330,469)

Gross margin	36,409	19,257	62,533	41,846

Selling, general and administrative expenses	(39,223)	(49,158)	(73,347)	(96,811)
Interest income	5,373	6,986	11,286	13,474
Interest expense	—	(7,334)	(808)	(16,001)
Other income (expense)	418	(2,643)	576	(884)

Homebuilding pretax income (loss)	2,977	(32,892)	240	(58,376)

Financial Services:
Revenues	10,587	6,731	18,306	12,434
Expenses	(3,909)	(3,642)	(6,766)	(7,565)

Financial services pretax income	6,678	3,089	11,540	4,869

Income (loss) before income taxes	9,655	(29,803)	11,780	(53,507)
Benefit (provision) for income taxes	983	1,823	1,123	5,648

Net income (loss)	$10,638	$(27,980)	$12,903	$(47,859)

Other comprehensive income (loss):
Unrealized gain related to available-for-sale securities	(698)	(1,971)	5,850	1,332

Comprehensive income (loss)	$9,940	$(29,951)	$18,753	$(46,527)

Earnings (loss) per share:
Basic	$0.22	$(0.60)	$0.27	$(1.03)
Diluted	$0.22	$(0.60)	$0.26	$(1.03)
Weighted Average Common Shares Outstanding:
Basic	47,398,088	46,719,233	47,367,051	46,717,408
Diluted	47,752,729	46,719,233	47,677,067	46,717,408
Dividends declared per share	$0.25	$0.25	$0.50	$0.50

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	June 30, 2012	December 31, 2011
	(Dollars in thousands, except per share amounts) (Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$298,274	$316,418
Marketable securities	454,775	485,434
Restricted cash	2,260	667
Trade and other receivables	40,341	21,593
Inventories:
Housing completed or under construction	437,287	300,714
Land and land under development	414,466	505,338
Property and equipment, net	34,471	36,277
Deferred tax asset, net of valuation allowance of $273,828 and $281,178 at June 30, 2012 and December 31, 2011, respectively	—	—
Prepaid expenses and other assets	44,272	50,423

Total homebuilding assets	1,726,146	1,716,864

Financial Services:
Cash and cash equivalents	27,850	26,943
Marketable securities	32,256	34,509
Mortgage loans held-for-sale, net	65,687	78,335
Prepaid expenses and other assets	3,975	2,074

Total financial services assets	129,768	141,861

Total Assets	$1,855,914	$1,858,725

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$42,829	$25,645
Accrued liabilities	111,730	119,188
Senior notes, net	744,470	744,108

Total homebuilding liabilities	899,029	888,941
Financial Services:
Accounts payable and accrued liabilities	52,965	52,446
Mortgage repurchase facility	32,660	48,702

Total financial services liabilities	85,625	101,148

Total Liabilities	984,654	990,089

Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 47,990,975 issued and outstanding at June 30, 2012 and 48,017,108 and 47,957,196 issued and outstanding, respectively, at December 31, 2011	480	480
Additional paid-in-capital	870,331	863,128
Retained earnings	1,839	12,927
Accumulated other comprehensive income (loss)	(1,390)	(7,240)
Treasury stock, at cost; no shares at June 30, 2012 and 59,912 at December 31, 2011	—	(659)

Total Stockholders’ Equity	871,260	868,636

Total Liabilities and Stockholders’ Equity	$1,855,914	$1,858,725

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Dollars in thousands) (Unaudited)
Operating Activities:
Net income (loss)	$10,638	$(27,980)	$12,903	$(47,859)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation expense	5,110	3,559	7,721	6,680
Depreciation and amortization	1,349	1,627	2,656	3,217
Inventory impairments and write-offs of land option deposits	229	11,244	311	12,305
Amortization of (premium) discount on marketable debt securities	1	476	(151)	912
Net changes in assets and liabilities:
Restricted cash	(1,180)	(185)	(1,593)	(184)
Trade and other receivables	(7,283)	19,717	(18,345)	18,935
Mortgage loans held-for-sale	(10,697)	(1,503)	12,648	25,914
Housing completed or under construction	(90,512)	24,618	(136,387)	51,590
Land and land under development	74,048	(35,115)	91,048	(108,622)
Prepaid expenses and other assets	562	(2,220)	3,956	(1,376)
Accounts payable	9,377	5,935	17,169	(5,910)
Accrued liabilities	11,581	(11,729)	(7,526)	(24,859)

Net cash provided by (used in) operating activities	3,223	(11,556)	(15,590)	(69,257)

Investing Activities:
Purchase of marketable securities	(107,178)	(142,997)	(292,788)	(258,423)
Maturity of marketable securities	54,500	305,000	106,000	451,000
Sale of marketable securities	95,180	54,727	225,701	129,677
Purchase of property and equipment and other	(304)	(28,812)	(668)	(29,295)

Net cash provided by (used in) investing activities	42,198	187,918	38,245	292,959

Financing Activities:
Payments on mortgage repurchase facility	(36,784)	(21,681)	(90,409)	(47,115)
Advances on mortgage repurchase facility	43,604	23,933	74,367	30,669
Dividend payments	(11,996)	(11,868)	(23,990)	(23,692)
Proceeds from exercise of stock options	140	46	140	46

Net cash provided by (used in) financing activities	(5,036)	(9,570)	(39,892)	(40,092)

Net increase (decrease) in cash and cash equivalents	40,385	166,792	(17,237)	183,610
Cash and cash equivalents:
Beginning of period	285,739	589,043	343,361	572,225

End of period	$326,124	$755,835	$326,124	$755,835

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries:

	Three Months Ended June 30,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	127	$27,086	$213.3	98	$18,299	$186.7	30%	48%	14%
California	133	43,195	324.8	62	19,704	317.8	115%	119%	2%
Nevada	155	28,460	183.6	80	14,731	184.1	94%	93%	0%
Washington	59	17,170	291.0	51	13,779	270.2	16%	25%	8%

West	474	115,911	244.5	291	66,513	228.6	63%	74%	7%

Colorado	185	66,254	358.1	182	60,047	329.9	2%	10%	9%
Utah	46	13,142	285.7	66	17,876	270.8	-30%	-26%	5%

Mountain	231	79,396	343.7	248	77,923	314.2	-7%	2%	9%

Maryland	47	19,777	420.8	49	20,267	413.6	-4%	-2%	2%
Virginia	70	32,171	459.6	72	30,573	424.6	-3%	5%	8%

East	117	51,948	444.0	121	50,840	420.2	-3%	2%	6%

Florida	37	8,726	235.8	48	10,594	220.7	-23%	-18%	7%
Illinois	2	551	275.5	1	293	293.0	100%	88%	-6%

Other Homebuilding	39	9,277	237.9	49	10,887	222.2	-20%	-15%	7%

Total	861	$256,532	$297.9	709	$206,163	$290.8	21%	24%	2%

	Six Months Ended June 30,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	215	$45,043	$209.5	175	$31,911	$182.3	23%	41%	15%
California	188	61,188	325.5	110	34,671	315.2	71%	76%	3%
Nevada	261	50,056	191.8	146	27,763	190.2	79%	80%	1%
Washington	103	29,166	283.2	51	13,777	270.1	102%	112%	5%

West	767	185,453	241.8	482	108,122	224.3	59%	72%	8%

Colorado	310	111,217	358.8	348	115,022	330.5	-11%	-3%	9%
Utah	98	27,242	278.0	120	32,473	270.6	-18%	-16%	3%

Mountain	408	138,459	339.4	468	147,495	315.2	-13%	-6%	8%

Maryland	91	38,571	423.9	106	44,486	419.7	-14%	-13%	1%
Virginia	129	58,326	452.1	115	48,791	424.3	12%	20%	7%

East	220	96,897	440.4	221	93,277	422.1	0%	4%	4%

Florida	83	19,850	239.2	91	20,359	223.7	-9%	-3%	7%
Illinois	2	551	275.5	1	293	293.0	100%	88%	-6%

Other Homebuilding	85	20,401	240.0	92	20,652	224.5	-8%	-1%	7%

Total	1,480	$441,210	$298.1	1,263	$369,546	$292.6	17%	19%	2%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders:

	Three Months Ended June 30,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Dollar Homes	Average Value	Price
	(Dollars in thousands)
Arizona	246	$56,108	$228.1	164	$32,465	$198.0	50%	73%	15%
California	217	78,895	363.6	117	34,358	293.7	85%	130%	24%
Nevada	225	50,163	222.9	154	29,138	189.2	46%	72%	18%
Washington	69	19,346	280.4	26	6,727	258.7	165%	188%	8%

West	757	204,512	270.2	461	102,688	222.8	64%	99%	21%

Colorado	311	108,045	347.4	232	76,945	331.7	34%	40%	5%
Utah	69	21,467	311.1	109	30,948	283.9	-37%	-31%	10%

Mountain	380	129,512	340.8	341	107,893	316.4	11%	20%	8%

Maryland	113	50,441	446.4	74	29,011	392.0	53%	74%	14%
Virginia	98	52,828	539.1	95	41,429	436.1	3%	28%	24%

East	211	103,269	489.4	169	70,440	416.8	25%	47%	17%

Florida	53	12,450	234.9	91	19,813	217.7	-42%	-37%	8%
Illinois	1	315	315.0	2	580	290.0	-50%	-46%	9%

Other	54	12,765	236.4	93	20,393	219.3	-42%	-37%	8%

Total	1,402	$450,058	$321.0	1,064	$301,414	$283.3	32%	49%	13%

	Six Months Ended June 30,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Dollar Homes	Average Value	Price
	(Dollars in thousands)
Arizona	433	$94,282	$217.7	286	$54,880	$191.9	51%	72%	13%
California	338	119,026	352.2	194	56,815	292.9	74%	109%	20%
Nevada	391	83,879	214.5	242	46,036	190.2	62%	82%	13%
Washington	145	42,042	289.9	26	6,727	258.7	458%	525%	12%

West	1,307	339,229	259.5	748	164,458	219.9	75%	106%	18%

Colorado	546	192,192	352.0	413	138,748	336.0	32%	39%	5%
Utah	137	40,271	293.9	176	48,550	275.9	-22%	-17%	7%

Mountain	683	232,463	340.4	589	187,298	318.0	16%	24%	7%

Maryland	196	85,048	433.9	120	50,448	420.4	63%	69%	3%
Virginia	188	94,186	501.0	163	70,083	430.0	15%	34%	17%

East	384	179,234	466.8	283	120,531	425.9	36%	49%	10%

Florida	89	20,584	231.3	142	31,960	225.1	-37%	-36%	3%
Illinois	2	550	275.0	7	2,041	291.6	-71%	-73%	-6%

Other	91	21,134	232.2	149	34,001	228.2	-39%	-38%	2%

Total	2,465	$772,060	$313.2	1,769	$506,288	$286.2	39%	52%	9%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions:

	June 30,
	2012	2011	% Change
Arizona	17	30	-43%
California	19	16	19%
Nevada	19	17	12%
Washington	11	9	22%

West	66	72	-8%

Colorado	47	40	18%
Utah	17	21	-19%

Mountain	64	61	5%

Maryland	19	13	46%
Virginia	12	12	0%

East	31	25	24%

Florida	12	17	-29%
Illinois	—	1	-100%

Other Homebuilding	12	18	-33%

Total	173	176	-2%

Average for quarter ended	180	167	8%

Backlog:

	June 30,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	346	$76,564	$221.3	195	$39,644	$203.3	77%	93%	9%
California	268	92,161	343.9	163	48,420	297.1	64%	90%	16%
Nevada	286	63,283	221.3	172	35,382	205.7	66%	79%	8%
Washington	96	30,438	317.1	51	13,778	270.2	88%	121%	17%

West	996	262,446	263.5	581	137,224	236.2	71%	91%	12%

Colorado	469	171,862	366.4	338	118,124	349.5	39%	45%	5%
Utah	107	30,116	281.5	125	34,518	276.1	-14%	-13%	2%

Mountain	576	201,978	350.7	463	152,642	329.7	24%	32%	6%

Maryland	218	90,570	415.5	140	61,170	436.9	56%	48%	-5%
Virginia	162	82,723	510.6	118	53,098	450.0	37%	56%	13%

East	380	173,293	456.0	258	114,268	442.9	47%	52%	3%

Florida	76	19,734	259.7	115	27,203	236.5	-34%	-27%	10%
Illinois	—	—	N/A	7	2,138	305.4	-100%	-100%	N/A

Other Homebuilding	76	19,734	259.7	122	29,341	240.5	-38%	-33%	8%

Total	2,028	$657,451	$324.2	1,424	$433,475	$304.4	42%	52%	7%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots):

	June 30,
	2012	2011	% Change
Unsold
Completed	138	42	229%
Under construction—frame	264	353	-25%
Under construction—foundation	215	101	113%

Total unsold started homes	617	496	24%

Sold homes under construction or completed	1,392	843	65%
Model homes	221	231	-4%

Total homes completed or under construction	2,230	1,570	42%

Lots Owned and Optioned (including homes completed or under construction):

	June 30, 2012			June 30, 2011
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total
Arizona	774	108	882	1,292	108	1,400
California	1,196	—	1,196	1,568	—	1,568
Nevada	966	27	993	1,366	398	1,764
Washington	397	161	558	324	42	366

West	3,333	296	3,629	4,550	548	5,098

Colorado	3,236	584	3,820	3,626	602	4,228
Utah	492	13	505	689	298	987

Mountain	3,728	597	4,325	4,315	900	5,215

Maryland	607	399	1,006	514	795	1,309
Virginia	596	121	717	713	234	947

East	1,203	520	1,723	1,227	1,029	2,256

Florida	285	133	418	381	480	861
Illinois	123	—	123	133	—	133

Other	408	133	541	514	480	994

Total	8,672	1,546	10,218	10,606	2,957	13,563

M.D.C. HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

Adjusted gross margin from home sales is a non-GAAP financial measure. We believe this information is meaningful as it isolates the impact that inventory impairments, warranty adjustments and interest have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended				Six Months Ended
	June 30, 2012	Gross Margin %	June 30, 2011	Gross Margin %	June 30, 2012	Gross Margin %	June 30, 2011	Gross Margin %
	(Dollars in thousands)
Gross Margin	$36,409	14.1%	$19,257	9.2%	$62,533	14.1%	$41,846	11.2%
Less: Land Sales Revenue	(1,815)		(2,565)		(3,405)		(2,769)
Add: Land Cost of Sales	1,718		1,741		3,208		1,758

Gross Margin from Home Sales	$36,312	14.2%	$18,433	8.9%	$62,336	14.1%	$40,835	11.1%

Add: Inventory Impairments	—		8,633		—		8,633
Add: Interest in Cost of Sales	7,105		5,454		11,999		9,657
Less: Warranty Adjustments	—		(1,832)		—		(2,263)

Adjusted Gross Margin from Home Sales	$43,417	16.9%	$30,688	14.9%	$74,335	16.8%	$56,862	15.4%